UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K
CURRENT REPORT PURSUANT
TO SECTION 13 OR 15 (d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of report (Date of earliest event reported): November 30, 2006
CSK AUTO CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	001-13927	86-0765798
(State or Other Jurisdiction of	(Commission File Number)	(I.R.S. Employer
Incorporation)		Identification No.)

645 E. Missouri Ave. Suite 400, Phoenix, Arizona		85012
(Address of Principal Executive Offices)		(Zip Code)
Registrant’s Telephone Number, Including Area Code: (602) 265-9200
Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
SIGNATURE

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers; Compensatory Arrangements of Certain Officers
As previously announced (in a press release and Form 8-K dated September 28, 2006), CSK Auto Corporation recently substantially concluded its Audit Committee-led accounting investigation and is working diligently on completing the restatement of its previously issued financial statements, which will impact fiscal years 2001 through 2005. In light of the investigation and anticipated restatement of the Company’s financial statements, the Board of Directors previously determined that establishment of financial targets for fiscal 2006 for bonus purposes for the Company’s general and administrative staff should be deferred. With the investigation now substantially completed and restatement work well underway, the Board of Directors determined that certain eligible associates and officers (including the Company’s senior executive officers, other than the Chief Executive Officer) (collectively, the “Eligible Associates”) should be afforded the opportunity to be rewarded for their efforts during the 2006 fiscal year. Accordingly, on November 30, 2006, the Compensation Committee (the “Committee”) of the Board of Directors of CSK Auto, Inc. (the “Company”), wholly owned subsidiary of CSK Auto Corporation, adopted the 2006 General and Administrative Staff Incentive Plan (the “Bonus Plan”).
The Bonus Plan is intended to assist the Company in attracting, retaining and motivating key personnel and reward Eligible Associates for assisting the Company in achieving its operational and strategic goals through their performance during the 2006 fiscal year.
Bonuses under the Bonus Plan are payable to Eligible Associates based on (i) determination by management of the level of achievement of pre-established individual performance goals and (ii) assessment by the Committee of the Company’s overall performance and achievement of operational and strategic initiatives, during the 2006 fiscal year. Bonuses for Eligible Associates under the Bonus Plan are calculated using a predetermined percentage of a participant’s annual base salary relative to specified target levels for the Eligible Associate’s level of individual performance and the Company’s performance. Bonus amounts for the Company’s senior executive officers under the Bonus Plan may not exceed 50% of each such officer’s annual base salary in effect as of the end of fiscal 2006; maximum bonus amounts for other Eligible Associates under the Bonus Plan range from fixed dollar amounts to 42.50% of their annual base salary.
Awards under the 2006 Bonus Plan will be payable in the spring of 2007 (or as soon thereafter as is reasonably feasible). The Bonus Plan is administered by the Chief Executive Officer and Compensation Committee of the Board of Directors.
Also, as previously announced (in a Form 8-K dated October 17, 2006), the Committee determined to proceed with the Company’s annual grant of stock options and restricted stock awards to the certain eligible officers and employees in accordance with its internal equity grant program upon review and approval of the pertinent information relative to granting such awards. On November 30, 2006, the Committee of the Board of Directors of the Company authorized the grant of various stock-based awards to certain of the Company’s officers and associates, as well as the Company’s non-management directors, pursuant to the Company’s internal equity grant program and 2004 Stock and Incentive Plan that was approved by the Company’s shareholders in June 2004.
The following stock options and restricted shares were awarded to the Company’s principal and named executive officers:
Officer name, number of stock options, exercise price and number of restricted shares:
Dale Ward
Number of Stock Options – 37,741 at option price of $16.615
Number of Restricted Shares – 6,320
James Riley
Number of Stock Options – 30,247 at option price of $16.615
Number of Restricted Shares – 5,065

Larry Buresh
Number of Stock Options – 30,247 at option price of $16.615
Number of Restricted Shares – 5,065
Stock options and restricted shares awarded to the above named officers vest as to 1/3 of such options or shares (as the case may be) on each of the first, second and third year anniversaries of the grant date, and are subject to the terms and conditions of the 2004 Stock and Incentive Plan and the stock option contracts and restricted stock agreements entered into with each participant, the forms of which were previously filed with the Securities and Exchange Commission.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CSK Auto Corporation
By:	/s/ Randi Val Morrison
Randi Val Morrison
Senior Vice President, General Counsel and Secretary

DATED: December 6, 2006